Exhibit 10.55
WYNDHAM WORLDWIDE CORPORATION
2006 EQUITY AND INCENTIVE PLAN
FORM OF AWARD AGREEMENT — STOCK APPRECIATION RIGHTS
     Award Agreement (this “Agreement”), dated as of xx/xx/xxxx, by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and the grantee indicated on Exhibit A attached hereto (the “Grantee”), pursuant to the terms and conditions of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (the “Plan”).
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. The Plan. The Award granted to the Grantee hereunder is pursuant to the Plan. A copy of the Plan and a prospectus for the Plan are attached hereto and the terms of the Plan are hereby incorporated into this Agreement. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
     2. Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants a Stock Appreciation Right relating to the number of shares of Stock indicated on Exhibit A attached hereto (the “Award”) to the Grantee, with an “Exercise Price Per Share” as indicated on Exhibit A attached hereto, which, upon exercise, shall be settled by the Company in shares of Stock. The Award has been granted as of the date hereof and shall terminate on the Expiration Date specified on Exhibit A attached hereto, subject to earlier termination as provided herein and in the Plan. Upon the termination or expiration of the Award, all rights of the Grantee in respect of this Award hereunder shall cease. Subject to the provisions of the Plan and this Agreement, the Award shall vest in accordance with the schedule set forth on Exhibit A attached hereto and as further described in Section 3 below.
     Upon the Grantee’s exercise of the Award, in whole or in part, the Grantee shall receive from the Company, a number of shares of Stock determined by taking the excess (if any) of (i) the aggregate Fair Market Value of all of the Stock subject to the Award or portion thereof being exercised (determined as of the time of exercise), less (ii) the aggregate “exercise price per share” of all of the Stock subject to the Award or portion thereof being exercised, and dividing the result by the Fair Market Value of one share of Stock determined as of the time of exercise.
     3. Schedule of Lapse of Restrictions. Subject to Paragraph 4 below, the Award granted hereunder shall vest in the manner set forth on Exhibit A attached hereto, subject to the Grantee’s continuous employment with the Company through each respective vesting date. Upon (i) a Change in Control, (ii) the Grantee’s termination of employment by reason of death or Disability or (iii) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company, the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and imposed by the Committee.

     4. Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, and, if applicable, subject to Grantee’s written agreement of employment with the Company, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever (other than death or Disability), the Award, to the extent not yet vested, shall immediately and automatically terminate. Further, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason, and if applicable, subject to Grantee’s written agreement of employment with the Company, the Grantee shall have the right to exercise the Award, to the extent vested, for a period of one year immediately following such termination of employment, and after such one year period the Award shall immediately and automatically terminate without notice to the Grantee.
     5. Award Provisions. The Award may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time, and may be exercised at such times permitted by the Company in its sole discretion. The exercise of the Award is subject to the Grantee making appropriate tax withholding arrangements with the Company in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time. The Award is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in the Plan.
     6. No Assignment. This Agreement (and the Award) may not be assigned by the Grantee by operation of law or otherwise.
     7. No Rights to Continued Employment; Loss of Office. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of Wyndham Worldwide Corporation or any of its subsidiaries.
     8. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     9. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee agrees to remit to the Company or any of its applicable subsidiaries such sum as may be necessary to discharge the Company’s or such subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award. Accordingly, the Grantee agrees to remit to the Company or an applicable subsidiary any and all required minimum withholding taxes. Such payment shall be made to the Company or any applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.
     10. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     12. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     13. Authority. The Compensation Committee of the Board of Directors of Wyndham Worldwide Corporation shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties, including the Grantee.
     14. Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the Award until the issuance of Stock to the Grantee in respect of such Award.
     15. Blackout Periods. The Grantee acknowledges that, from time to time as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Award may not be exercised. The Company may establish a blackout period for any reason or for no reason.
     16. Succession and Transfer. Each and all of the provisions of this Award Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

Wyndham Worldwide Corporation
By:
Stephen P. Holmes
Chairman, President and CEO

EXHIBIT A (RSUs and SSARs)
Wyndham Worldwide Corporation
2006 Equity and Incentive Plan
Statement of Stock Settled Stock Appreciation Rights (SSARs) and
Restricted Stock Units (RSUs) Award

Granted To:	Name
Address 1
Address 2

Award Date:	xx/xx/xxxx
Number of SSARs Granted (*):	xxx,xxx
Number of RSUs Granted (**):	xxx,xxx

Actual SSARs Award Grant Value:	$x,xxx,xxx	(Units Granted x Black-Scholes Value per Unit)
Actual RSUs Award Grant Value:	$x,xxx,xxx	(Units Granted x Dollar Value per Unit)

Total Grant Value	$x,xxx,xxx
* Determined by dividing your Allocated LTIP Award SSARs Dollars by the Wyndham Worldwide Black-Scholes value on the award date, rounded down to the nearest whole unit. The award will expire on xx/xx/xxxx.
** Determined by dividing your Allocated LTIP Award RSUs Dollars (Total Allocated LTIP Dollars less Actual -SSARs Award Grant Value) by the Wyndham Worldwide closing stock price on the award date and rounded down to the nearest whole unit.

Vesting Date xx/xx/xxxx xx/xx/xxxx xx/xx/xxxx xx/xx/xxxx	Vesting RSUs xx% xx% xx% xx%	Vesting SSARs xx% xx% xx% xx%
RSU Dollar Value per Unit = $xx.xx
SSAR Black-Scholes Value per Unit = $xx.xx; Exercise Price Per Share = $xx.xx
RETAIN THIS NOTIFICATION AND YOUR RESTRICTED STOCK UNIT AGREEMENT WITH YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.
Subject to the terms and conditions of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan, you have been awarded Restricted Stock Units and Stock Settled Stock Appreciation Rights. The vesting referenced above is subject to you remaining continuously employed with Wyndham Worldwide Corporation through each respective vesting date (see grant agreement).
Please review the spelling of your name and your address. If any of this information is incorrect, please contact the Wyndham Worldwide Stock Plan Administration Department at (973) 753-7001.